Exhibit 99.3

Analyst Contact:

Media Contact:

Jonathan Peisner

Julie Vincent

(317) 249-4390

(317) 249-4233

jpeisner@adesa.com	jvincent@adesa.com

ADESA, Inc. Completes Amendment and Restatement of its Senior Credit Facility

Amended and Restated $500 Million Senior Credit Facility Increases Financial Flexibility and Lowers Funding Costs

Carmel, IN, July 27, 2005 — ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, today announced that it has amended and restated its senior credit facility to a $500 million senior credit facility.  The amended and restated senior credit facility provides the company with increased financial flexibility at a lower effective interest rate.  In conjunction with the transaction, ADESA expects to incur a third quarter 2005 pre-tax charge of approximately $2.8 million relating to the write-off of unamortized debt issuance costs associated with the company’s original senior credit facility and expenses related to the amended and restated credit facility.  Bank of America N.A. served as the lead arranger on the transaction.

A summary of the significant terms of the amended and restated senior credit facility contrasted against its prior terms is listed below:

	Previous Senior Credit Facility	Current Senior Credit Facility

Total Facility Size	$525 Million	$500 Million

Funding Purpose	General Corporate Purposes	General Corporate Purposes

Facility Components:
Revolving Credit Facility	$150 Million	$350 Million
Maturity	6/21/2009	6/30/2010
Pricing	LIBOR + 225 BP	LIBOR + 125 BP

Term Loan A	$175 Million	$150 Million
Maturity	6/21/2009	6/30/2010*
Pricing	LIBOR + 225 BP	LIBOR + 125 BP

Term Loan B	$200 Million	N/A
Maturity	6/21/2010	N/A
Pricing	LIBOR + 250 BP	N/A

* Annual amortization of $30 million per year ($7.5 million per quarter)

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Commenting on the company’s amended and restated senior credit facility, Cam Hitchcock, ADESA, Inc. Executive Vice President and Chief Financial Officer, stated, “Our amended and restated $500 million senior credit facility provides ADESA with both a lower cost of funds and increased financial flexibility.   In tandem with ADESA’s strong balance sheet and cash flow, I’m confident that this credit facility should enable our management team to continue to fund our growth strategies.”

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 53 ADESA used vehicle auction sites, 32 Impact salvage vehicle auction sites and 84 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results, are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors including: general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; litigation developments; and the other risk factors described in the company’s Annual Report on Form 10-K, and other risks described from time to time in the company’s filings with the Securities and Exchange Commission.  Many of these risk factors are outside of the company’s control, and as such, they involve risks which are not currently known to the company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the company does not undertake to update its forward-looking statements.

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